AMENDED AND RESTATED AGREEMENT BY AND BETWEEN
          SOUTHWIN FINANCIAL LTD., UNICO, INC.,
    T.C. EQUITIES, LTD AND NATHAN INTERNATIONAL, INC.
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     THIS AGREEMENT dated as of November 30, 1999 (the
"Agreement"), is by and between SOUTHWIN FINANCIAL, LTD., a Belize Corporation (hereinafter referred to as "SOUTHWIN"), and UNICO, INC., a Delaware Corporation (hereinafter referred to as "UNICO"), Nathan International, Inc. (hereinafter referred to as "NATHAN") and T.C. Equities,
Ltd. (hereinafter referred to as "TCE"). (All the Constituents hereto are sometimes referred to as the "Parties").
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     SOUTHWIN and UNICO executed an Agreement dated as of
June 23, 1999 (the "Prior Agreement") and wish to amend and restate the Prior Agreement in its entirety in this Agreement.
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                        Recitals
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     WHEREAS, UNICO on June 23, 1999 acquired all of the
issued and outstanding 40,027,951 shares of Silver Valley, Energy, Inc., a Texas corporation (hereinafter referred to as "SVE") including its proved oil and gas properties independent valued at $40,027,951 from SOUTHWIN,
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     WHEREAS, UNICO on September 30, 1999, issued 1,080,000
restricted shares of Common Stock, par value $.01, to SOUTHWIN and or its designees and issued 3,500,000 shares, par value $.0,1 to NATHAN,
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     WHEREAS, TCE undertook to assign 175,000 shares of
Common Stock, par value $.01 to SOUTHWIN or its designees,
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     WHEREAS, SOUTHWIN agrees to assign and return the
1,080,000 of Unico Common Stock to UNICO,
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     WHEREAS, NATHAN agrees to assign 250,000 restricted
shares of Common Stock, par value $.01 to SOUTHWIN and pay $35,000 in cash to UNICO,
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     WHEREAS, UNICO agrees to pay $35,000 in cash to
SOUTHWIN and
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     WHEREAS, TCE agrees to assign 50,000 shares to
SOUTHWIN.
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     NOW, THEREFORE, In consideration of the mutual promises
of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable considerations, the parties agree as follows:
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1)     Cancellation of Shares
       ----------------------
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     SOUTHWIN and its designees agree to transfer, convey,
assign and deliver back to UNICO all the previously on September 30, 1999 issued and by SOUTHWIN and its designees received, 1,080,000 shares of Unico Common Stock, par value $.01.
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2)     Share transfer
       --------------
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     (a)     NATHAN agrees to transfer, convey, assign and
deliver 250,000 restricted shares of Unico Common Stock, par value $.01 to SOUTHWIN and/or its designees.
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     (b)     TCE agrees to transfer, convey, assign and
deliver 50,000 shares of Unico Common Stock, par value $.01 to SOUTHWIN and/or its designees.
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     (c)     The 50,000 shares assigned from TCE to SOUTHWIN
shall not be subject to a stock split reversal before
September 30, 2000.
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     (d)     The 250,000 shares assigned from NATHAN to
SOUTHWIN shall not be subject to a stock split reversal
before March 31, 2001.
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     (e)     Share certificates delivered to UNICO shall be
in such denominations, amounts and names as may be requested by SOUTHWIN. For the purpose herein, the shares are sometimes referred collectively to as (the "Securities").
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3)     Cash Consideration
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     (a)     In consideration of the sale and transfer of
the previously, by Unico on September 30, 1999, issued restricted shares of Unico Common Stock, par value $.01 to NATHAN, NATHAN shall pay to $35,000 in cash on or before December 31, 1999 to UNICO.
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     (b)     In consideration of the sale and transfer of
the previously, from SOUTHWIN, acquired Silver Valley
Energy, Inc., UNICO shall pay $35,000 in cash on or before December 31, 1999 to SOUTHWIN.
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4)     Representations and Warrants
       ----------------------------
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     SOUTHWIN represents and warrants to NATHAN and TCE as
follows:
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     (a)     SOUTHWIN has the financial ability to bear the
economic risk of its investment in the Securities, has adequate means of providing for its current needs and contingencies, and has no need for immediate liquidity in its investment in the Securities. Further, alone or with representatives or advisors, if any, SOUTHWIN has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transaction contemplated by this Agreement.
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     (b)     SOUTHWIN has had the opportunity to ask various
officers of UNICO regarding its assets, business and prospects, and has received satisfactory answers to all such questions, if any. No representative of UNICO has made any representation regarding the current or future value of the Securities, and SOUTHWIN has not relied on any such representation in deciding to undertake the transaction contemplated by this Agreement. In making the decision to invest in UNICO, SOUTHWIN has relied solely upon independent investigation, if any, made by him or on his behalf.
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     (c)      The Securities will be acquired by SOUTHWIN in
good faith for investment purposes only, and are not being acquired with a view to, or for, a "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
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     (d)     SOUTHWIN understands agrees and covenants with
UNICO that the Restricted Securities have not been
registered under the Securities Act, and agrees that none of the Restricted Securities may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance the Securities Act. SOUTHWIN will not, directly or indirectly, voluntarily offer, sell, transfer, pledge, hypothecate or otherwise dispose of (or solicit any offers to purchase or otherwise acquire or take a pledge of) any of the Restricted Securities unless (i) registered pursuant to the provisions of the Securities Act, or (ii) an exemption from registration is available under the
Securities Act. SOUTHWIN has been advised that UNICO does not have an obligation, and does not intend, to cause the Restricted Securities to be registered under the Act, or to take any action necessary for SOUTHWIN to comply with any exemption under the Securities Act that would permit the Restricted Securities to be sold by SOUTHWIN. SOUTHWIN further understands that the Restricted Securities will bear substantially the following restrictive legend:
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   THE SHARES OF STOCK EVIDENCED HEREBY HAVE NOT BEEN
   REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") NOR QUALIFIED UNDER THE SECURITIES LAWS OF
   ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATIONS FOR PUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE
   ACCOMPLISHED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER
   APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNCIL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION RE NOT REQUIRED.
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     (e)     SOUTHWIN is a corporation duly organized,
validly existing and in good standing under the laws of Belize. SOUTHWIN has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.
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     (f)     SOUTHWIN is not in default or in violation of
any law, regulation, court order, or order of any federal, state, municipal, foreign, or other government department, board, bureau, agency, or instrumentality, wherever located, that would materially adversely affect this agreement or future prospects.
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     (g)     There are no pending, outstanding, or
threatened claims; legal, administrative, or other proceedings; or suits, investigations, inquiries, complaints, notices of violation, judgments, injunctions, orders, directives, or restrictions against or involving SOUTHWIN regarding the interests that are the subject of this Agreement, or any of SOUTHWIN's or Silver valley
Energy, Inc's ("SVE") officers, directors, employees, or stockholders that will materially adversely affect SOUTHWIN, SVE or this agreement.
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     (h)     SOUTHWIN has full power and authority to
execute, deliver, and/or consummate this Agreement. All reports and returns required to be filed with any government and regulatory agency with respect to this transaction have been or will be property filed. Except as otherwise disclosed in this Agreement, no notice to or approval by any other person, form or entity, including governmental authorities is required of SOUTHWIN to consummate the transaction contemplated by this Agreement.
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     (i)     No representation or covenant made to NATHAN,
TCE or UNICO in this Agreement nor any document,
certificate, exhibit, or other information given or
delivered to either Party pursuant to this Agreement
contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading, except as otherwise stated herein.
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     (j)     SOUTHWIN affirms that all of the
representations and warranties of SOUTHWIN contained herein, and all information furnished by SOUTHWIN to NATHAN, TCE or UNICO, are true, correct and compete in all respects.
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5)     Indemnification by SOUTHWIN
       ---------------------------
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     SOUTHWIN agrees to indemnify and hold NATHAN, TCE or
UNICO harmless against, and will reimburse UNICO on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense claim therefore) made or incurred by or asserted against NATHAN, TCE or UNICO in respect of any omission, misrepresentation or breach of warranty on the part of SOUTHWIN contained in this Agreement.
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6)     NATHAN and TCE represents and warrants to SOUTHWIN
       as follows:
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     (a)     NATHAN and TCE are  corporations duly
organized, validly existing and in good standing, under the laws of the State of Delaware and The Bahamas, respectively. NATHAN and TCE have all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.
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     (b)     NATHAN and TCE are the sole owners of their
Securities listed in this Agreement with full right to sell or dispose of their Securities as they may choose.
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     (c)      NATHAN and TCE are not in default or in
violation of any law, regulation, court order, or order of any federal, state municipal, foreign, or other government department, board bureau, agency, or instrumentally, wherever located, that would materially affect this
Agreement.
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     (d)     There are no pending, outstanding or threatened
claims; legal administrative, or other proceedings; or
suits, investigations, inquiries, complaints, notices of violation, judgements, injunctions, orders, directives, or restrictions against or involving NATHAN or TCE regarding the stock that is the subject of this Agreement, or any of NATHAN's or TCE's officers, directors, employees, or stockholders that will materially adversely affect NATHAN or TCE or this Agreement.
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     (e)     NATHAN and TCE have  full power and authority
to execute, deliver, and/or consummate this Agreement.
Except as otherwise disclosed in this Agreement, no notice
pr approval by any other person, form or entity, including governmental authorities, is required of NATHAN or TCE to consummate the transaction contemplated by this Agreement.
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     (f)     No representation or covenant made to SOUTHWIN
in this Agreement nor any document, certificate, exhibit, or other information given or delivered to SOUTHWIN pursuant to this Agreement contains or will contain any untrue statement of a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading, except as otherwise stated herein.
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7)     Indemnification by NATHAN and TCE
       ----------------------------------
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     NATHAN and TCE agree to indemnify and hold SOUTHWIN
harmless against, and will reimburse SOUTHWIN on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense claim therefore) made or incurred by or asserted against SOUTHWIN in respect of any omission, misrepresentation or breach of warranty on the part of
NATHAN or TCE respectively contained in this Agreement.
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8)     Parties' obligation at Closing
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<P>
     (a) SOUTHWIN and its designees shall, on or before December 31, 1999, deliver the 1,080,000 restricted shares of Common Stock to UNICO as specified in Paragraph 1 herein.
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     (b)     NATHAN shall, on or before December 31, 1999,
deliver 250,000 restricted shares of Common Stock, par value $.01 to SOUTHWIN as specified in 2 (a) herein.
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     (c)     TCE shall, on or before December 31, 1999,
deliver 50,000 shares to SOUTHWIN as specified in Paragraph
2 (b) herein.
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     (d)     SOUTHWIN shall, on or before December 31, 1999,
execute and deliver to UNICO a correction Assignment of Oil, Gas and Mineral to Silver Valley Energy, Inc., which removes the "90 day, $2.00 minimum bid price" language.
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9)     Closing through Escrow Agent
       ----------------------------
<P>
     Closing shall occur through the Escrow Agent, Stanley
E. Smith, Attorney at Law, 104 Pine Street, Suite 408, Abilene, Texas 79601 pursuant to a separate Escrow
Agreement. SOUTHWIN shall escrow the 1,080,000 shares of Unico Common Stock, par value $.01, with the Escrow Agent to be released to UNICO upon SOUTHWIN's receipt of the 250,000 restricted shares of Unico Common Stock from NATHAN, the 50,000 shares of Unico Common Stock from TCE, and the
$35,000 in cash from UNICO, pursuant to this Agreement. UNICO, NATHAN and TCE shall deliver the Unico Corporation Stock and cash to the Escrow Agent. Closing constitutes the Escrow Agent's receipt and disbursements of all events as described above.
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10)     Effective date
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     This Agreement shall be become effective, upon
execution by authorized, witnessed, signatures of the Constituents. The exchange of physical shares involved in the herein detailed transaction shall be accomplished by December 31, 1999. The $35,000 payable in cash from NATHAN to UNICO, and from UNICO to SOUTHWIN shall take place at the same time as the physical exchange of shares, on or before December 31, 1999.
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11)     Counterparts
        ------------
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     This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This document may be executed by the Constituents, utilizing Facsimile Transmission, to bind this Agreement, and it shall be as legally binding as executed in hard copy.
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12)     General provisions
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     (a)     Survival of Representations, Warranties, and
             Covenants
             --------------------------------------------
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     The representations, covenants, and agreements of the
parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing date.
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13)      Assignment
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This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the written consent of all parties thereto and any attempt to make an assignment without consent is void.
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14)     Governing Law
        -------------
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This Agreement shall be construed and governed by the laws
of the State of Texas.  Venue shall be in Taylor County,
Texas.
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15)     Amendments; Waiver
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This Agreement may be amended only in writing by the mutual consent of all the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.
     (a)     Non Waiver
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     The failure of any constituent to this Agreement, to
insist in any one or more cases upon the performance by another Constituent, of any of the provisions, terms or conditions of this Agreement, or to fail to exercise any option herein contained, shall not be construed as a waiver or relinquishment of any other provision, terms or condition to this Agreement. No waiver by a Constituent, shall be construed as a waiver with respect to any other subsequent breach.
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     (b)     Captions and Headings
             ---------------------
<P>
     The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit, or add the meaning of any provision of this Agreement.
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     (c)     Mutual Consideration
             --------------------
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     The Constituents hereto shall cooperate with each other
to achieve the mutual desired purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to successfully accomplish the intention of the transaction described herein, for the best interest of each of the constituent Parties hereto.
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Signed on the dates below to be effective the 30th day of
November, 1999
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SOUTHWIN FINANCIAL, LTD.          Date:
By: //
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UNICO:                            Date:
By: //
Nathan International, Inc.        Date:
By: //
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T. C. Equities, Ltd.              Date:
By: //
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